                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                   For the nine months ended
                                                                                         September 30,
                                                                             ----------------------------------
                                                                                 1995                  1994
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Loss before cumulative effect of change
  in accounting principle                                                    $   (277,333)        $   (272,254)
Income tax provision (benefit)
    Federal and foreign                                                          (134,938)            (212,719)
    State                                                                          (8,361)               3,723
                                                                             -------------        -------------
        Total income tax benefit                                                 (143,299)            (208,996)

Interest charges                                                                  164,601              441,525
                                                                             -------------        -------------
Loss before income tax benefit and interest charges                          $   (256,031)        $    (39,725)
                                                                             =============        =============

Fixed charges                                                                $    168,049         $    448,434
                                                                             =============        =============

Ratio of earnings to fixed charges                                                  (1.52)               (0.09)
                                                                             =============        =============

Amount by which fixed charges exceed earnings                                $    424,080         $    488,159
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the nine months ended
                                                                                        September 30,
                                                                             ----------------------------------
                                                                                 1995                 1994
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $    148,016         $    430,688
Add: portion of rental expense representative of interest factor <F1>              20,033               17,746
                                                                             -------------        -------------
  Total fixed charges                                                        $    168,049         $    448,434

Less: interest capitalized per Consolidated Statement of Income                     3,448                6,909
                                                                             -------------        -------------
  Total interest charges                                                     $    164,601         $    441,525
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.